UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2014

STATIONDIGITAL CORPORATION
(formerly known as Alarming Devices, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-157010	26-3062327
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

_Highland Park Two, 5700 Oakland Ave, #200, St. Louis, Missouri, 63110_
(Address of principal executive offices)

Registrant's telephone number, including area code:  (855) 782-8466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Merger  Act (17 CFR 240.14a -12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger  Act (17 CFR 240.14d -2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger  Act (17 CFR 240.13e -4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 2, 2014, the Board of Directors of the Company appointed Steve Marr to the role of Chief Financial Officer to replace Terrance Taylor who stepped down to become the Vice President of Finance.  Mr. Marr holds more than 30-years of experience in a wide range of financial areas including accounting, financial planning, financial and technology audits, consulting, IT and operations management.  Prior to joining StationDigital Corporation, Mr. Marr was the business unit director and CFO engagement director for Stone Carlie, a St. Louis-based professional services, accounting, wealth management, and consulting company.  He also was the corporate controller for a $700M global automobile components manufacturer where he led customer profitability and fraud detection efforts, and finance director of a $750M printing and electronic media company where he aggressively lowered operational expenses.

Effective September 2, 2014, the Board of Directors appointed Edward Storm, the Chief Operating Officer of the Company, as a director.

Item 8.01                          Other Events.

On September 2, 2014, the Company issued a press release announcing the appointment of Mr. Marr as discussed in Item 5.02 above.  A copy of the press release that discusses this matter is filed as Exhibit 99.1 to this Current Report, and incorporated herein by reference.

The information contained in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to, and shall not be deemed to be "filed" for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 8.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2014	STATIONDIGITAL CORPORATION

	By:	/s/ Louis Rossi
Name: Louis Rossi
Title: Chief Executive Officer